UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2012

TESORO LOGISTICS LP

(Exact name of registrant as specified in its charter)

Delaware	1-35143	27-4151603
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19100 Ridgewood Pkwy San Antonio, Texas	78259-1828
(Address of principal executive offices)	(Zip Code)

(210) 626-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On October 2, 2012, Tesoro Logistics LP (the “Partnership”) and Tesoro Logistics GP, LLC (the “General Partner”) entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., as representative of the several underwriters named therein (the “Underwriters”), which provides for the issuance and sale by the Partnership, and the purchase by the Underwriters, of an aggregate of 3,700,000 common units representing limited partner interests in the Partnership (the “Common Units”) at a price of $41.80 per Common Unit ($40.18 per Common Unit, net of underwriting discounts and commissions). Pursuant to the Underwriting Agreement, the Partnership granted the Underwriters a 30-day option to purchase up to an additional 555,000 Common Units, which option was exercised in full on October 2, 2012. The offer and sale of the Common Units have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to an effective Registration Statement on Form S-3 (Registration No. 333-181592) of the Partnership, as supplemented by the preliminary prospectus supplement dated October 1, 2012 and the prospectus supplement dated October 2, 2012 filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act on October 1, 2012 and October 3, 2012, respectively. The Partnership intends to use the net proceeds from the sale of the Common Units, including the proceeds from the exercise of the Underwriters’ option to purchase the additional Common Units, for general partnership purposes. The closing of the offering of Common Units is expected to occur on October 5, 2012, subject to customary closing conditions.

The Underwriting Agreement contains customary representations, warranties and agreements of the Partnership and the General Partner, including obligations of the Partnership and the General Partner to indemnify the Underwriters for certain liabilities under the Securities Act and to contribute to payments the Underwriters may be required to make because of any of those liabilities. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Relationships

Certain of the Underwriters and their related entities have engaged, and may in the future engage, in various activities, which may include securities trading, commercial banking, investment banking and advisory services for us from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In addition, affiliates of the Underwriters are lenders, and in some cases agents or managers for the lenders, under our credit facility.

Item 7.01	Regulation FD Disclosure.

On October 2, 2012, the Partnership issued a press release announcing that it had priced the offering of the Common Units. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Pursuant to Item 7.01 of Form 8-K, the information set forth in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1*	Underwriting Agreement, dated as of October 2, 2012, by and among Tesoro Logistics LP, Tesoro Logistics GP, LLC and Citigroup Global Markets Inc., as representative of the several underwriters.

5.1*	Opinion of Latham & Watkins LLP regarding the validity of the securities.

8.1*	Opinion of Latham & Watkins LLP relating to tax matters.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1 hereto).

23.2	Consent of Latham & Watkins LLP (included in Exhibit 8.1 hereto).

99.1*	Press Release dated October 2, 2012 announcing the pricing of the offering of the Common Units.

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 3, 2012

TESORO LOGISTICS LP By: Tesoro Logistics GP, LLC Its general partner

By:	/s/ G. SCOTT SPENDLOVE
G. Scott Spendlove
Vice President and Chief Financial Officer

Index to Exhibits

Exhibit Number	Description

1.1*	Underwriting Agreement, dated as of October 2, 2012, by and among Tesoro Logistics LP, Tesoro Logistics GP, LLC and Citigroup Global Markets Inc., as representative of the several underwriters.

5.1*	Opinion of Latham & Watkins LLP regarding the validity of the securities.

8.1*	Opinion of Latham & Watkins LLP relating to tax matters.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1 hereto).

23.2	Consent of Latham & Watkins LLP (included in Exhibit 8.1 hereto).

99.1*	Press Release dated October 2, 2012 announcing the pricing of the offering of the Common Units.

*	Filed herewith